AMENDMENT TO PURCHASE AGREEMENT
                                 RE: PROJECT 45



      THIS AGREEMENT is entered into between ANGELES PARTNERS XIV, a California Limited Partnership (Seller), MILLER VALENTINE PARTNERS, LTD. or MID-STATES DEVELOPMENT CO. (original Purchaser), and MILLER VALENTINE REALTY, INC., an Ohio corporation (Purchaser) as of the _____ day of _______________, 1996, for the purpose of amending that certain Purchase Agreement entered into between Seller and Original Purchaser, dated _________________, 199____ (the Contract) which relates to the purchase and sale of the property commonly referred to as Project 45 located 3904 Image Drive, Vandalia, Ohio. All words and terms used herein shall have the same meaning as ascribed to them in the Contract.
      1. The original Purchaser hereby assigns all of its interest in and to the Contract to Purchaser. Seller consents to this assignment. All references in the Contract and in this Amendment to the Purchaser shall mean Miller Valentine Realty, Inc. (or its assignee).
      2. Section 2, Purchase Price of the Contract, is hereby deleted and substituted in the place thereof the following:
            Section 2.  Purchase Price

            2.1 Purchase Price. The total purchase price (Purchase Price) shall be a sum of money equal to (i) the principal, interest and any other sums necessary to be paid to satisfy in full and to obtain the release of the security for that certain obligation (Prudential Obligation) owed to the Prudential Insurance Company of America, which obligation is secured by, among other things, that certain mortgage recorded on February 16, 1979 at mortgage microfiche 79-179D09 of the mortgage records of the Montgomery County, Ohio Recorder s Office and (ii) the unpaid principal (but not accrued interest) owing on that certain obligation (Mid-States Obligation) owed to Mid-States Development Company, which obligation is secured by, among other things, that certain mortgage recorded on December 20, 1985 at microfiche 85-1841B04 (and as the same may have been amended from time to time) of the mortgage records of the Montgomery County, Ohio Recorder s Office. The Purchase Price is currently estimated to be $2,651,658 based upon a payoff balance of the Prudential Obligation as of January 31, 1996 of $1,040,620 and the principal balance of the Mid-States Obligation as of January 31, 1996 of $1,611,038.

            2.2 The Purchaser shall be responsible for obtaining the release of the mortgage and other documents securing the Mid-States Obligation (even though the sum available to Mid-States Development company from the proceeds of closing do not satisfy in full the Mid-States Obligation) upon payment to Mid-States Development Company from the Purchase Price of the unpaid principal balance of the Mid-States Obligation as the same may exist at the time of closing. In addition, Purchaser agrees to release any lien which it may hold on the Property even though it will receive none of the Purchase Price at closing.

            2.3 This Agreement provides for certain adjustments to the Purchase Price and other payments to be made by Seller, including, but not limited to, those provided in 4.2 (survey), 9.1 (real estate taxes, 9.2 (rents), 9.3 (security deposits), 13 (commissions), and 16 (Seller s expenses). Purchaser agrees to loan sufficient funds to Seller in order for the transaction contemplated hereby to be completed. Such loan shall be treated as advanced under that certain loan agreement between Seller and Purchaser dated March 2, 1992 and secured by, among other things, the Mortgage recorded on March 4, 1992 at Microfiche 92-650D02 of the mortgage records of the Montgomery County, Ohio Recorder s Office.

            2.4 Notwithstanding anything to the contrary provided herein, Purchaser shall, in addition to the Purchase Price, pay the sum of $5,000 to Seller as a consultation fee for services provided by Seller to and for the benefit of Purchaser in connection with Purchaser s evaluation of the Property.

      3. Section 7.1 is amended to provide the closing shall occur on or before May 1, 1996.
      4. Notwithstanding any other provision of the Contract or this Amendment to the contrary, Purchaser may assign all of its rights and obligations under and to the Contract as amended hereby to any entity affiliated with the Miller Valentine Group.
      5.    The Contract as amended hereby remains in full force and effect.
PURCHASER:
MILLER VALENTINE REALTY, INC.


By: /s/ James M. Miller

Its: Chief Executive Officer

Date: February 13, 1996




SELLER:

ANGELES PARTNERS XIV, a California
partnership

By: ANGELES REALTY CORPORATION, II,
    its general partners

By: /s/ Robert D. Long, Jr.

Its: Vice President/CAO

Date:



ORIGINAL PURCHASER:

MID-STATES DEVELOPMENT CO.

By: /s/ James M. Miller

Its: General Partner

Date: February 13, 1996


and

MILLER VALENTINE PARTNERS, LTD.


By: /s/ James M. Miller

Its: Senior Partner

Date: February 13, 1996

                         ASSIGNMENT OF PURCHASE CONTRACT
                                  (Project 45)

      For value received, Miller Valentine Realty, Inc. hereby assigns to Mid-States Development Company, an Ohio general partnership, all of its right, title and interest in and to that certain Purchase Agreement RE: Project 45 dated February 7, 1996 (Purchase Agreement), wherein Angeles Partners XIV is Seller, as the same has been amended by the Amendment to Purchase Agreement Re: Project 45.
      Mid-States Development Company hereby assumes and agrees to perform all of the obligations of Miller Valentine Realty, Inc. under the Purchase Agreement.

MID-STATES DEVELOPMENT COMPANY            MILLER VALENTINE REALTY, INC.


By: /s/ William J. Schneider              By: /s/ James M. Miller

Its: General Partner                      Its: Chief Executive Officer

Date: April 4, 1996                       Date: April 4, 1996